Exhibit 10.5

AMENDMENT TO THE

CARLISLE COMPANIES INCORPORATED

DIRECTOR RETIREMENT PLAN

The Carlisle Companies Incorporated Director Retirement Plan (“Plan”) is hereby amended, effective as of December 31, 2003, as follows.

(1)                                 Explanation of Amendment

The Plan is amended (i) to freeze the accrual of all future benefits, (ii) to waive the requirement that a participant serve on the Board of Directors (“Board”) of Carlisle Companies Incorporated (“Company”) for five years in order to be eligible for a benefit and (iii) to provide each participant who is currently serving on the Board with a one-time opportunity to elect, in lieu of all other benefits to which he or she would otherwise be entitled under the Plan, to receive his or her previously-earned benefits in one of four forms.

(2)                                 Amendment

The Plan is hereby amended by adding the following at the end thereof:

“Freeze and Amendment of the Plan.

A.                                   No benefits shall be earned under the Plan for service after December 31, 2003.  The amount of all benefits earned under the Plan prior to January 1, 2004 is frozen effective as of December 31, 2003.

B.                                     The requirement that a non-employee director serve on the Board for a minimum of five years in order to be entitled to receive a benefit under the Plan is hereby waived for any non-employee director who is serving on the Board as of December 31, 2003.

C.                                     Each non-employee director who is serving on the Board as of December 31, 2003 shall have a one-time irrevocable opportunity to elect, in lieu of all other benefits to which he or she would otherwise be entitled under the Plan, to receive his or her previously-earned benefits in one of the following four forms, which benefits shall be payable in accordance with the terms of his or her Pension Election Agreement: (i) an immediate lump sum, (ii) installment payments commencing in February 2004, (iii) installment payments commencing on a date selected by the non-employee director (but no later than the date on which he or she attains age 70) and (iv) a credit to his or her account under the Carlisle Companies Incorporated Deferred Compensation Plan for Non-Employee Directors.  An eligible director’s election is subject to two conditions: (i) he or she must remain as an active member of the Board until January 15, 2004 and (ii) his or her election is subject to the approval of the Company’s Chief Executive Officer.  Elections must be in accordance with procedures specified by the Company.”

IN WITNESS WHEREOF, the Company has caused the Plan to be amended effective as of December 31, 2003.

CARLISLE COMPANIES INCORPORATED

By:	/s/ Steven J. Ford
Steven J. Ford, Secretary